UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

March 9, 2026

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	KWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 9, 2026, Jeffrey Fleck no longer serves as Senior Vice President, Chief Global Operations Officer of Quaker Chemical Corporation (“Quaker Houghton” or the “Company”). Mr. Fleck’s departure is not related to any disagreement between him and the Company. Mr. Fleck’s separation from the Company is an involuntary termination without cause for purposes of all plan benefits and contractual entitlements, including his employment agreement dated January 23, 2023, effective February 27, 2023 (the “Fleck Employment Agreement”).

In connection with the termination, subject to executing a customary release of claims, Mr. Fleck will be entitled to receive severance payments and benefits under the Fleck Employment Agreement and the Company’s plans consistent with those described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 31, 2025.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: March 12, 2026	By:	/s/ Robert T. Traub
Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary